EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 9, 2002 included in this Form 11-K for the year ended December 31, 2001, into the previously filed S-8 Registration Statement (File No. 33-71226) of Southern California Water Company.

ARTHUR ANDERSEN LLP

Los Angeles, California
May 9, 2002